Exhibit 1.1

9,047,741 Shares of Common Stock

ABM Industries Incorporated

UNDERWRITING AGREEMENT

March 14, 2018

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

Introductory. Certain stockholders of ABM Industries Incorporated, a Delaware corporation (the “Company”), named in Schedule A (collectively, the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule B (the “Underwriters”) an aggregate of 9,047,741 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The 9,047,741 Shares to be sold by the Selling Stockholders are collectively called the “Offered Shares.” Goldman Sachs & Co. LLC (“GS”) and UBS Securities LLC (“UBS”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares. To the extent there are no additional underwriters listed on Schedule B, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3ASR, File No. 333-223233, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated March 14, 2018 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 5:15 p.m. (New York City time) on March 14, 2018. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1.	Representations and Warranties.

A.                Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter and each Selling Stockholder as follows:

(a)               Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended October 31, 2017 was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on February 26, 2018. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)              Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will, comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(c) below.

(c)               Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will, comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, such consent not to be unreasonably withheld pursuant to Section 3A(c), prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)              Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, the free writing prospectuses, if any, identified on Schedule C hereto, or any other free writing prospectus reviewed and consented to by the Representatives, such consent not to be unreasonably withheld pursuant to Section 3A(c).

(e)               The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)                No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Offered Shares included or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except for such rights as have been duly waived.

(g)               No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the date of the most recent financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse effect on the business, prospects, assets, results of operations, property or condition (financial or otherwise) of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions whether or not in the ordinary course of business; and (iii) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock, restricted stock units, options to purchase shares of Common Stock or other equity awards granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing equity incentive and other similar officer, director or employee benefit plans or the issuance of Common Stock upon the exercise or vesting of outstanding restricted stock units, options or other equity awards) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company and its subsidiaries taken as a whole (except for quarterly dividends paid by the Company to holders of its common stock, dividends paid to the Company or other subsidiaries by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock).

(h)              Independent Accountants. To the knowledge of the Company, KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn, during the period covered by the financial statements on which they report. To the knowledge of the Company, Grant Thornton LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of Erie Acquisition Holdings Inc. and GCA Holding Corp. and their respective subsidiaries filed with the Commission and incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent certified public accounting firm under the “Independence Rule” of the AICPA’s Code of Professional Conduct and its interpretations, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn, during the period covered by the financial statements on which they report.

(i)                 Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary—Summary Consolidated Financial Data,” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. The unaudited pro forma financial information and related notes of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(j)                Company’s Accounting System. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k)              Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries have established and maintain effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to reasonably ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are designed to be effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)                 Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)            Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act). Each subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except (i) to the extent any such security interest, mortgage, pledge, lien, encumbrance or adverse claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including, without limitation, liens existing pursuant to the Credit Agreement, dated as of September 1, 2017, among the Company, certain of its subsidiaries, and the lenders and other parties thereto (the “Credit Agreement”).

(n)              Capitalization and Other Capital Stock Matters. The authorized capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”. The Shares (including the Offered Shares) conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares (including the Shares owned by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)               Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the New York Stock Exchange (the “NYSE”).

(p)              Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the performance its obligations hereunder (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA.

(q)              No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental agency, court or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. No labor dispute that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r)               Intellectual Property Rights. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks and service marks (both registered and unregistered), copyrights, trade secrets and other intellectual property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, and which is material to, the operation of their respective businesses (collectively, the “Intellectual Property”), (ii) to the knowledge of the Company, there are no written claims by any other person challenging the right of the Company or any of its subsidiaries to use the Intellectual Property in connection with their respective businesses, and (iii) to the knowledge of the Company, neither the Company nor any subsidiary has received any written notice of a claim by a third party alleging that the Company or any of its subsidiaries is infringing any Intellectual Property of any third party.

(s)                All Necessary Permits, etc. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such valid and current certificates, authorizations, permits, licenses or registrations required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”) except where failure to possess any such permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)                Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and tangible personal property and other assets reflected as owned in the financial statements referred to in Section 1A(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including liens pursuant to the Credit Agreement. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary, except as would not cause a Material Adverse Effect.

(u)              Tax Law Compliance. The Company and its subsidiaries have (i) filed all U.S. federal, state and foreign income and franchise tax returns required to have been filed on or before the date hereof or have properly requested extensions thereof and have (ii) paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and except in the case of clauses (i) and (ii) for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1A(i) above to the extent required by GAAP in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined except to the extent of any inadequacies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)               Insurance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to have a Material Adverse Effect.

(w)             Compliance with Environmental Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any binding judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x)               ERISA Compliance. The Company and its subsidiaries and any “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its subsidiaries are in compliance in all material respects with ERISA. Pursuant to various collective bargaining agreements, the Company and its subsidiaries participate in a number of multiemployer pension plans. Except with respect to contribution obligations to multiemployer pension plans and with respect to frozen OneSource Employees’ Retirement Pension Plan, neither the Company nor its subsidiaries or ERISA Affiliates (as defined below) has established or maintained any plan subject to, or has incurred or reasonably expects to incur any liability under, Title IV of ERISA or Section 412 of the Code. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of a group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), of which the Company or such subsidiary is a member. Each employee benefit plan established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing material has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(y)               Company Not an “Investment Company.” The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z)               No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(aa)           Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from the Selling Stockholders and each of the persons listed on Exhibit B. If any additional persons shall become directors or executive officers (under the Exchange Act) of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer (under the Exchange Act) of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(bb)          Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(cc)            No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(dd)          Foreign Corrupt Practices Act. Except as previously publicly disclosed, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, its directors, officers or employees nor any agent, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s controlled affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)            Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)              OFAC. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, after due inquiry any agent, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”) or the European Union, Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(gg)           Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.

(ii)              No Rights to Purchase Preferred Stock. The sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(jj)              Dividend Restrictions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including pursuant to the Credit Agreement, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by an authorized officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.                 Representations and Warranties of the Selling Stockholders. In addition to the representations, warranties and covenants set forth in Section 1A, each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter, as follows:

(a)               The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)              Title to Offered Shares to be Sold. Such Selling Stockholder has, and on the Closing Date will have, good and valid title to all of the Offered Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder.

(c)               Delivery of the Offered Shares to be Sold. Delivery of Offered Shares by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(d)              Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, (i) the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder, (ii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except, in the case of the foregoing clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act or the Exchange Act, applicable state securities or blue sky laws and from the FINRA.

(e)               No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Stockholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)                No Further Consents, etc. Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(g)               Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that the only information that shall be deemed furnished by or on behalf of the Selling Stockholder is the Selling Stockholder Information (as defined below). Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Offered Shares) (such information, the “Selling Stockholder Information”).

(h)              ERISA. Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(i)                 No Price Stabilization or Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares to facilitate the sale or resale of the Offered Shares or otherwise.

Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.	Purchase, Sale and Delivery of the Offered Shares.

(a)               The Offered Shares. Upon the terms herein set forth, the Selling Stockholders agree to sell to the several Underwriters an aggregate of 9,047,741 Offered Shares, with each Selling Stockholder selling the number of Offered Shares set forth opposite such Selling Stockholder’s name on Schedule A. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Offered Shares set forth opposite their names on Schedule B. The purchase price per Firm Share to be paid by the several Underwriters to the Selling Stockholders shall be $35.26 per share.

(b)              The Closing Date. Delivery of the Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on March 19, 2018, or such other time and date not later than 1:30 p.m. New York City time, on March 19, 2018 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)               Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)              Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the Closing Date by wire transfer of immediately available funds.

(i)                 It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Offered Shares and any Optional Shares the Underwriters have agreed to purchase. Each of GS and UBS, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)               Delivery of the Offered Shares. The Selling Stockholders, severally and not jointly, agree to deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters the Offered Shares to be sold by them at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase from them at the Closing Date against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f)                Cross-Sales. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Offered Shares being sold by a Selling Stockholder, the Offered Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Offered Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

Section 3.	Additional Covenants.

A.                Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)               Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)              Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent, such consent not to be unreasonably withheld; provided, however, that with respect to an amendment or supplement through incorporation of any report filed under the Exchange Act, the Company need only furnish to the Representatives a copy of such report prior to filing and provide a reasonable opportunity for comment. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (other than any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, such consent not to be unreasonably withheld. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)               Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, such consent not to be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, such consent not to be unreasonably withheld.

(d)              Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)               Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3A(b) and Section 3A(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                Certain Notifications and Required Actions. After the date of this Agreement and until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order as soon as reasonably possible. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)               Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3A(c).

(h)              Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to endeavor to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to (i) qualify as a foreign corporation or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; provided that the Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                 Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(j)                Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)              Continued Compliance with Securities Laws. The Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(l)                 Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 30th day following the date of the Prospectus or such earlier date as the Underwriters consent to in writing (such period being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue Shares or options to purchase Shares or other equity awards, or issue Shares upon exercise of options or in connection with other equity awards, pursuant to any compensatory equity plan, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) file a registration statement on Form S-8 with respect to any securities issued or issuable pursuant to any stock option, stock bonus or other stock plan or arrangement, (D) sell or issue or enter into an agreement to sell or issue Shares or Related Securities in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions (whether by means of merger, stock purchase, asset purchase or otherwise, and including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided, that the aggregate number of Shares or Related Securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of shares of the Company’s common stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and, provided further, that each recipient of Shares or Related Securities pursuant to this clause (D) shall execute a Lock-up Agreement substantially in the form of Exhibit A hereto. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(m)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will comply with all applicable provisions of Regulation M.

B.                 Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a)               Agreement Not to Offer or Sell Additional Shares. Such Selling Stockholder has duly executed and delivered to the Representatives a lock-up agreement in the form of Exhibit A hereto.

(b)              No Stabilization or Manipulation. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares to facilitate the sale or resale of the Offered Shares.

(c)               Notification. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in the Selling Stockholder Information in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(d)              Delivery of Forms W-8 and W-9. To deliver to the Representatives no later than Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

The Representatives, on behalf of the several Underwriters may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.               Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the extent set forth below, the Selling Stockholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer, stamp and other similar taxes in connection with the sale of the Offered Shares to the Underwriters and the resale of such Offered Shares by the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $5,000 (excluding filing fees), (vii) the costs, fees and expenses of counsel for the Underwriters in connection with FINRA approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, provided that the aggregate attorneys’ costs, fees and expenses reimbursable pursuant to this clause (vii) shall not exceed $15,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the NYSE and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of the Selling Stockholders’ obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to fees and expenses of counsel and other advisors for such Selling Stockholders.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 5.               Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.               Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)               Comfort Letter. On the date hereof, the Representatives shall have received from each of KPMG LLP, independent registered public accountants for the Company, and Grant Thornton LLP, independent certified public accountants for Erie Acquisition Holdings, Inc. and GCA Holding Corp. and their respective subsidiaries, a letter or letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)              Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                 The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective.

(ii)              No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)            If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)               No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:

(i)                 in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and

(ii)              there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)              Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of Jones Day, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(e)               Opinion of Counsel for the Selling Stockholders. On the Closing Date the Underwriters shall have received the opinions of Kirkland & Ellis LLP, counsel for certain of the Selling Stockholders, Maples, Cayman Islands counsel for certain of the Selling Shareholders and Walkers, Cayman Islands counsel for certain of the Selling Shareholders, each dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(f)                Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)               Officers’ Certificate. On the Closing Date, the Representatives shall have received a certificate executed by an executive officer and a principal financial or accounting officer of the Company, dated as of such date, to the effect set forth in Section 6(c)(ii) and further to the effect that:

(i)                 for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)              the representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)            the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)              Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from each of KPMG LLP, independent registered public accountants for the Company, and Grant Thornton LLP, independent certified public accountants for Erie Acquisition Holdings, Inc. and GCA Holding Corp. and their respective subsidiaries, a letter or letters dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Prospectus.

(i)                 Selling Stockholders’ Certificate. On the Closing Date, the Representatives shall receive a written certificate of each Selling Stockholder, dated as of such date, to the effect that:

(i)                 the representations, warranties and covenants of such Selling Stockholder set forth in Section 1B of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii)              such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(j)                Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit C hereto, and each such agreement shall be in full force and effect on the Closing Date.

(k)              Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)                 Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company and the Selling Stockholders at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.               Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or Sections 12(i)(a), (iv) or (v), or if the sale to the Underwriters of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, reasonably incurred fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.               Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.               Indemnification.

(a)               Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted pursuant to paragraph (e) of this Section), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel (other than one local counsel in each jurisdiction and one counsel with specialized expertise) chosen by the Representatives) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)              Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act to the extent and in the manner set forth in clauses (A)(i), A(ii) and (B) of paragraph (a) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided that such indemnification shall only be with respect to untrue statements or alleged untrue statements or omissions made in the Registration Statement, or any amendment thereto, the Base Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with the Selling Stockholder Information with respect to such Selling Stockholder; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any amendment thereto, the Base Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and provided, further, that the liability of any Selling Stockholder pursuant to this Section 9(b) shall not exceed the total net proceeds (after deducting underwriter discounts and commissions but before deducting offering expenses) from the sale of the Offered Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c)               Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or is otherwise permitted by paragraph (e) of this Section), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in (i) the first sentence in the third paragraph under the caption “Underwriting (Conflicts of Interest)” (ii) the first paragraph under the caption “Underwriting—Commission and Expenses,” (iii) the statements concerning stabilizing transactions and syndicate covering transactions under the caption “Underwriting—Stabilization” and (iv) the paragraph under the caption “Underwriting—Electronic Distribution” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)              Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) and Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)               Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified person is based on a dispute with a good faith basis as to either the obligation of the indemnifying person arising under this Section 9 to indemnify the indemnified person or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.           Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Shares pursuant to this Agreement (after deducting underwriter discounts and commissions but before deducting offering expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public and (ii) the contribution by any Selling Stockholder pursuant to this subsection Section 10 shall not exceed, for each such Selling Stockholder, the Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule B. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.           Default of One or More of the Several Underwriters. If, on the Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Offered Shares set forth opposite their respective names on Schedule B bears to the aggregate number of Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.           Termination of this Agreement. Prior to the purchase of the Offered Shares by the Underwriters on the Closing Date, this Agreement may be terminated by the Representatives by written notice given to the Company and the Selling Stockholders if at any time: (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or (b) trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except to the extent that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and Section 7 hereof or (b) any Underwriter to the Company or the Selling Stockholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.           No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Selling Stockholders, or the Company’s other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14.           Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.           Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or emailed and confirmed to the parties hereto as follows:

If to the Representatives:	Goldman Sachs & Co. LLC

200 West Street
New York, New York 10282
Attention: Registration Department

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Facsimile: 203-719-0495
Attention: David Lai

with a copy to:	Latham & Watkins LLP

885 Third Avenue
New York, New York 10022
Facsimile / marc.jaffe@lw.com: (212) 751-4864
Attention: Marc Jaffe

If to the Company or Selling Stockholders:	ABM Industries Incorporated

One Liberty Plaza, 7th Floor
New York, NY 10006

Thomas H. Lee Partners, L.P.
100 Federal St., 35th Floor
Boston, Massachusetts 02110
Attn: Josh Bresler, Jeff Swenson & Shari Wolkon
Fax: (617) 227-3514
E-mail: jbresler@thl.com
jswenson@thl.com
swolkon@thl.com

Goldman Sachs & Co.
200 West Street
New York, NY 10282
Attn: Chris Crampton
Fax: (212) 902-3000
E-Mail: chris.crampton@gs.com

with a copy to:	Jones Day

North Point
901 Lakeside Avenue
Cleveland, OH 44114
Facsimile: (216) 579-0212
Attention: Michael J. Solecki

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Facsimile/ Email: (312) 862-2200 /

maggie.flores@kirkland.com
Attention: Maggie Flores

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.           Governing Law Provisions. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.           General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ABM INDUSTRIES INCORPORATED

By:	/s/ D. Anthony Scaglione
Name: D. Anthony Scaglione
Title: CFO

[Signature Page to the Underwriting Agreement]

ON BEHALF OF THE SELLING STOCKHOLDERS

THOMAS H. LEE PARALLEL FUND VII, L.P.

By:	THL Equity Advisors VII, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE EQUITY FUND VII, L.P.

By:	THL Equity Advisors VII, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.

By:	THL Equity Advisors VII, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[Signature Page to the Underwriting Agreement]

THL EXECUTIVE FUND VII, L.P.

By:	THL Equity Advisors VII, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its general partner
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THL FUND VII COINVESTMENT PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its general partner
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

Broad Street Principal Investments Holdings, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Christopher Crampton
Name:	Christopher Crampton
Title:	Vice President

[Signature Page to the Underwriting Agreement]

Bridge Street 2015, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Christopher Crampton
Name:	Christopher Crampton
Title:	Vice President

MBD 2015, L.P.

By:	MBD Advisors, L.L.C.
Its:	General Partner

By:	/s/ Christopher Crampton
Name:	Christopher Crampton
Title:	Vice President

Stone Street 2015, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Christopher Crampton
Name:	Christopher Crampton
Title:	Vice President

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

GOLDMAN SACHS & CO. LLC UBS SECURITIES LLC Acting individually and as Representatives of the several Underwriters named in the attached Schedule B.

GOLDMAN SACHS & CO. LLC

By:	/s/ Richard Cohn
Name: Richard Cohn
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Ashley Grand
Name: Ashley Grand
Title: Associate Director

By:	/s/ Claire Qi
Name: Claire Qi
Title: Director

[Signature Page to the Underwriting Agreement]

Schedule A

Selling Stockholders	Number of Offered Shares to be Sold
Thomas H. Lee Equity Fund VII, L.P.	1,465,574
Thomas H. Lee Parallel Fund VII, L.P.	1,156,397
THL Executive Fund VII, L.P.	128,465
THL Fund VII Coinvestment Partners, L.P.	223,500
Thomas H. Lee Parallel (Cayman) Fund VII, L.P.	1,549,934
Broad Street Principal Investments Holdings, L.P.	3,075,166
Bridge Street 2015, L.P.	242,880
MBD 2015, L.P.	62,454
Stone Street 2015, L.P.	71,035
2015 Employee Offshore Aggregator, L.P., a Cayman Islands exempted limited partnership	142,074
Goldman Sachs & Co. LLC, a New York limited liability company, solely on behalf of Managed Account Nos. 046-46898-9, 046-52146-4 and 042-78997-4	930,262
Total:	9,047,741

Schedule B

Underwriters	Number of Offered Shares to be Purchased
Goldman Sachs & Co. LLC	4,523,870
UBS Securities LLC	4,523,871
Total	9,047,741

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Exhibit A

Form of Lock-up Agreement

[●], 2018

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

RE:	ABM Industries Incorporated (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The selling stockholders named in Schedule A to the Underwriting Agreement (the “Selling Stockholders”) propose to sell certain of the Shares (the “Offering”) for which Goldman Sachs & Co. LLC (“GS”) and UBS Securities LLC (“UBS”) will act as the representatives of the underwriters (the “Representatives”). The undersigned recognizes that the Offering will benefit each of the Company, the Selling Stockholders and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not, without the prior written consent of GS and UBS, which may withhold their consent in their sole discretion:

☐	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

☐	enter into any Swap,

☐	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

☐	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to: (i) transactions relating to Shares or Related Securities acquired in open market transactions after the completion of the Offering, (ii) transactions relating to Shares or Related Securities pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned or any similar arrangement relating to a financing arrangement for the benefit of the undersigned, (iii) the transfer of Shares or Related Securities (a) by gift, including charitable organizations, or by will or intestacy, (b) to the spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned, (c) as a distribution or transfer to: (x) general partners, limited partners, members, stockholders or affiliates of the undersigned or (y) any corporation, partnership, limited liability company or other entity which controls or manages or is controlled or managed by the undersigned or to entities under common control or management with the undersigned and/or immediate family members of the undersigned, or (d) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (c) above; provided, however, that in any such case of clauses (ii) or (iii), it shall be a condition to such transfer that each transferee executes and delivers to GS and UBS an agreement substantially consistent with this letter agreement or in form and substance satisfactory to GS and UBS stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); provided further, that in any such case of clauses (i), (ii), or (iii), prior to the expiration of the Lock-up Period, no public disclosure or filing under Section 16(a) of the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer (other than a filing on Form 5 made after the expiration of the Lock-up Period and other than with respect to transfers by will or intestate succession), (v) transfers of Shares or Related Securities that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially consistent with this letter agreement or in form and substance satisfactory to GS and UBS stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); provided further that any filing under the Exchange Act that is required to be made during the Lock-up Period as a result of such transfer, states (unless prohibited by law) that such transfer has occurred by operation of law and that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable; (v) any exercise or vesting (including a cashless exercise or net exercise) of options or other equity awards or warrants to purchase Shares or Related Securities or the conversion or exchange of any equity security held by the undersigned, individually or as a fiduciary, pursuant to employee benefit plans or arrangements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined in the Underwriting Agreement), into Shares, as well as transfers to the Company for the purpose of satisfying any tax liability (estimated or otherwise) or other amounts due as a result of such exercise with respect to options or other equity awards outstanding as of the date hereof; provided that any Shares received upon such exercise, conversion or exchange will be subject to this letter agreement, (vi) transfers of Shares or Related Securities pursuant to a liquidation, tender offer, merger, consolidation, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their Shares or Related Securities for cash, securities or other property; provided, that if any such liquidation, tender offer, merger, consolidation, stock exchange or similar transaction is not consummated, such Shares and/or Related Securities shall remain subject to this agreement, (vii) any sale of Shares sold in accordance with a plan entered into pursuant to Rule 10b5-1 under the Exchange Act and existing prior to the date hereof, or (viii) with the prior written consent of the Representatives.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a contract or plan in accordance with Rule 10b5-1 under the Exchange Act or from amending the same, so long as there are no direct or indirect offers, sales, pledges or distributions of securities of the Company under such new or amended plans during the Lock-up Period, and no filing or other public announcement of the execution of such new or amended plan shall be required or voluntarily made by the undersigned or the Company during the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter shall lapse and become null and void upon the earliest to occur of: (i) the Offering shall not have occurred on or before May 1, 2018, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, either the Representatives, on the one hand, or the Company, on the other hand, notifies the other(s) in writing that it does not intend to proceed with the Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the withdrawal of the Registration Statement related to the Offering.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

[Signaure Page to the Lock-Up Agreement]

Annex A

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

☐	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

☐	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

☐	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 30 days after the date of the Prospectus or such earlier date as the Underwriters consent to in writing (as defined in the Underwriting Agreement).

☐	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

☐	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

☐	“Securities Act” shall mean the Securities Act of 1933, as amended.

☐	“Sell or Offer to Sell” shall mean to:

-	sell, offer to sell, contract to sell or lend,
-	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position
-	pledge, hypothecate or grant any security interest in, or
-	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

☐	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit B

Directors, Executive Officers Signing Lock-up Agreement

Directors:

Scott Salmirs

D. Anthony Scaglione

Scott Giacobbe

Andrea R. Newborn

Dean A. Chin

David R. Goodes

Rene Jacobsen

Executive Officers:

Linda Chavez

J. Phillip Ferguson

Anthony G. Fernandes

Art A. Garcia

Thomas M. Gartland

Sudhakar Kesavan

Lauralee E. Martin

Filippo Passerini

Winifred (Wendy) M. Webb